Consent of Independent Accountants



We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated November 19, 1999, relating to the financial statements and financial highlights of Oppenheimer Mid Cap Value Fund, which appear in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
-------------------------------------------------
PRICEWATERHOUSE COOPERS LLP

Denver, Colorado
February 7, 2001







Independent Auditors' Consent

The Board of Trustees
Oppenheimer MidCap Fund:



We consent to the use in this Registration Statement of Oppenheimer MidCap Fund of our report dated November 21, 2000, included in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement, and "Independent Auditors" appearing in the Statement of Additional Information.




/s/ KPMG LLP
-------------------------------------------------
KPMG LLP

Denver, Colorado
February 9, 2001